EXHIBIT 99.1
JOINT FILING AGREEMENT

EL POLLO LOCO HOLDINGS, INC.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the securities of the above referenced issuer, and that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 8, 2023.
FS EQUITY PARTNERS V, L.P., a Delaware Limited Partnership

By: FS Capital Partners V, LLC, a Delaware Limited Liability Company
Its: General Partner

By: /s/ John M. Roth
Name: John M. Roth
Title: Authorized Signatory

FS AFFILIATES V, L.P., a Delaware Limited Partnership

By: FS Capital Partners V, LLC, a Delaware Limited Liability Company
Its: General Partner

By: /s/ John M. Roth
Name: John M. Roth
Title: Authorized Signatory

FS CAPITAL PARTNERS V, LLC, a Delaware Limited Liability Company

By: /s/ John M. Roth
Name: John M. Roth
Title: Authorized Signatory

JOHN M. ROTH

/s/ John M. Roth
Name: John M. Roth